POWER OF ATTORNEY

SA Funds – Investment Trust (“Trust”) and each of the undersigned officers and trustees of the Trust hereby nominates, constitutes and appoints Alexander B. Potts, Christopher D. Stanley, Deborah Djeu, Michael Clinton and Marcy Tsagarakis (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement (including post-effective amendments) and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement or amendments, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees themselves might or could do.

IN WITNESS WHEREOF, the Trust has caused this power of attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned officers and trustees have hereunto set their hands on this 2nd day of December, 2016.

SA FUNDS - INVESTMENT TRUST

By:	/s/ Alexander B. Potts
Name: Alexander B. Potts
Title: President and Chief Executive Officer

ATTEST:

/s/ Marcy Tsagarakis
Name: Marcy Tsagarakis
Title: Secretary

[Signatures Continued on Next Page]

Signature	Title

/s/ Bryan W. Brown
Bryan W. Brown	Trustee

/s/ Harold M. Shefrin
Harold M. Shefrin	Trustee

/s/ Charles M. Roame
Charles M. Roame	Trustee

/s/ Alexander B. Potts
Alexander B. Potts	President and Chief Executive Officer

/s/ Michael Clinton
Michael Clinton	Treasurer and Chief Financial and Accounting
Officer